UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2007

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue Warren, Michigan	48093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (586) 751-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 10, 2007, Noble International, Ltd. (the “Company”) entered into a First Amendment to Amended and Restated Convertible Subordinated Notes (the “Amendment”) with the holders of the Company’s $32,500,000 Amended and Restated Convertible Subordinated Notes (the “Notes’). The Amendment amends the Notes, the terms of which were described in detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2006.

Pursuant to the Amendment: (i) the Conversion Price of the Notes was increased from $18.50 to $19.50; (ii) the mandatory reset of the Conversion Price on July 1, 2007 to 125% of the 45 consecutive trading day trailing average daily closing sale price of the Company’s common stock was eliminated; (iii) the interest rate payable on the Notes was increased from 6% to 8%; and (iv) the threshold price of the Company’s common stock required for the Company’s right to redeem some or all of the Notes on or after the third anniversary date of issuance was decreased from 140% of the Conversion Price to 120% of the Conversion Price. Terms not defined herein shall have the meaning ascribed thereto in the Notes.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as an exhibit to this report and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(d) Exhibits

10.1 First Amendment to Amended and Restated Convertible Subordinated Notes

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

January 16, 2007	By:	/s/ Andrew J. Tavi
Andrew J. Tavi
Vice President and General Counsel

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EXHIBIT INDEX

No.	Description of Exhibit
10.1	First Amendment to Amended and Restated Convertible Subordinated Notes

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